PROSPECTUS	Filed Pursuant to Rule 424(b)(3)
Registration No. 333-272841

CARROLS RESTAURANT GROUP, INC.
14,814,815 SHARES OF COMMON STOCK
This prospectus relates to the resale by Cambridge Franchise Holdings, LLC (the “Selling Securityholder”) from time to time of up to 14,814,815 shares of common stock, par value $0.01 per share (the “common stock”), of Carrols Restaurant Group, Inc. (“Carrols Restaurant Group”, the “Company”, “we” “us” or “our”).
On April 30, 2019, the Company acquired 165 Burger King® restaurants, 55 Popeyes® restaurants, six convenience stores and certain real property from the Selling Securityholder, in consideration for the issuance to the Selling Securityholder of 7,364,413 shares of the Company’s common stock and 10,000 shares of the Company’s Series C Convertible Preferred Stock, par value $0.01 per share, which were converted into 7,450,402 shares of our common stock upon approval of such conversion at the Company’s 2019 Annual Stockholders Meeting on August 29, 2019.
We are registering the offer and sale of the securities described above to satisfy certain registration rights we have granted to the Selling Securityholder as required by the Registration Rights and Stockholders’ Agreement, dated as of April 30, 2019, by and between the Company and the Selling Securityholder as amended by Amendment No. 1 to the Registration Rights and Stockholders’ Agreement dated as of April 1, 2021 between the Company and the Selling Securityholder (the “Registration Rights Agreement”).
The Selling Securityholder may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. Our registration of the securities covered by this prospectus does not mean that the Selling Securityholder will offer or sell, as applicable, any of the securities. The Selling Securityholder may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. Additional information on the Selling Securityholder and the times and manner in which it may offer and sell the securities under this prospectus is provided under “Selling Securityholder” and “Plan of Distribution” in this prospectus.
We will not receive the proceeds from the resale of the shares of common stock registered hereby by the Selling Securityholder.
We will bear all costs, expenses and fees in connection with the registration of the common stock. The Selling Securityholder will bear all commissions and discounts, if any, attributable to its sales of the shares of common stock.
Our common stock trades on the NASDAQ Global Market (“NASDAQ”) under the ticker symbol “TAST.” On July 7, 2023, the closing sale price of our common stock as reported by NASDAQ was $5.05 per share.
Investing in shares of our common stock involves risks that are described in the “Risk Factors” section beginning on page 2 of this prospectus. You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 10, 2023.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	ii
PROSPECTUS SUMMARY	1
RISK FACTORS	2
USE OF PROCEEDS	3
DESCRIPTION OF OUR SECURITIES	4
SELLING SECURITYHOLDER	10
PLAN OF DISTRIBUTION	12
LEGAL MATTERS	15
EXPERTS	15
WHERE YOU CAN FIND MORE INFORMATION	15
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	15

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Securityholder has authorized anyone to provide you with different information. Neither we nor the Selling Securityholder is making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process. Under the shelf registration process, the Selling Securityholder may, from time to time, sell the securities offered by it described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholder of the securities offered by it described in this prospectus.
Neither we nor the Selling Securityholder has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholder take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholder will make an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
Unless the context indicates otherwise, references in this prospectus to “Carrols Restaurant Group,” “Company,” “we,” “us” or “our” refer to the business of Carrols Restaurant Group, Inc., and its subsidiaries.
Any reference to “BKC” in this prospectus refers to Burger King Company LLC and its parent company Restaurant Brands International Inc. (“RBI”). Any reference to “PLK” refers to Popeyes Louisiana Kitchen, Inc. and its parent company, RBI.
BURGER KING® is a registered trademark and service mark and WHOPPER® is a registered trademark of BKC. Popeyes® is a registered trademark and service mark of PLK. Neither BKC or PLK nor any of their respective subsidiaries, affiliates, officers, directors, agents, employees, accountants or attorneys are in any way participating in, approving or endorsing this offering, any representations made in connection with this offering or any of the underwriting (if any) or accounting procedures used in this offering. The grant by BKC or PLK of any franchise or other rights to Carrols Restaurant Group is not intended as, and should not be interpreted as, an express or implied approval, endorsement or adoption of any statement regarding actual or projected financial or other performance which may be contained in the prospectus. All financial information and other projections in this prospectus are our sole responsibility.
Any review by BKC or PLK of this prospectus or the information included herein has been conducted solely for the benefit of BKC or PLK to determine conformance with BKC or PLK internal policies, and not to benefit or protect any other person. No investor should interpret such review by BKC or PLK as an internal approval, endorsement, acceptance or adoption of any representation, warranty, covenant or projection contained in this prospectus.
The enforcement or waiver of any obligation of Carrols Restaurant Group under any agreement between Carrols Restaurant Group and BKC or BKC affiliates is a matter of BKC, PLK or their respective affiliates’ sole discretion. No investor should rely on any representation, assumption or belief that BKC, PLK or their respective affiliates will enforce or waive particular obligations of ours under those agreements.
MARKET AND INDUSTRY DATA
In this prospectus, we refer to information, forecasts and statistics regarding the restaurant industry and to information, forecasts and statistics from Nation’s Restaurant News, the U.S. Census Bureau and the U.S. Department of Agriculture. Unless otherwise indicated, information regarding BKC in this prospectus has been made publicly available by BKC and information regarding PLK in this prospectus has been made publicly available by PLK. The information, forecasts and statistics we have used may reflect rounding adjustments.
i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains statements which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are predictive in nature or that depend upon or refer to future events or conditions are forward-looking statements. These statements are often identified by the words “may”, “might”, “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope”, “plan” or similar expressions. In addition, expressions of our strategies, intentions or plans are also forward-looking statements. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their date. There are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected or implied in the forward-looking statements. We have identified significant factors that could cause actual results to differ materially from those stated or implied in the forward-looking statements. We believe important factors that could cause actual results to differ materially from our expectations include the following, in addition to other risks and uncertainties discussed herein and in our Annual Report on Form 10-K for the period ended January 1, 2023:
•The impact of health concerns such as the COVID-19 pandemic or reports of cases of food borne illnesses such as “mad cow” disease, and the possibility that consumers could lose confidence in the safety and quality of certain food products as well as negative publicity regarding food quality, illness, injury or other health concerns;
•Effectiveness of the Burger King and Popeyes advertising programs and the overall success of the Burger King and Popeyes brands;
•Increases in food costs and other commodity costs;
•Our ability to hire and retain employees at current or increased wage rates;
•Competitive conditions, including pricing pressures, discounting, aggressive marketing, the potential impact of competitors’ new unit openings and promotions on sales of our restaurants, and competition impacting the cost and availability of labor;
•Regulatory factors;
•Environmental conditions and regulations;
•General economic conditions, particularly in the retail sector;
•Weather conditions;
•Fuel prices;
•Significant disruptions in service or supply by any of our suppliers or distributors;
•Changes in consumer perception of dietary health and food safety;
•Labor and employment benefit costs, including the effects of minimum wage increases, healthcare reform and changes in the Fair Labor Standards Act;
•The outcome of pending or future legal claims or proceedings;
•Our ability to manage our growth and successfully implement our business strategy;
•Our ability to service our indebtedness;
•Our borrowing costs and credit ratings, which may be influenced by the credit ratings of our competitors;
•The availability and terms of necessary or desirable financing or refinancing and other related risks and uncertainties; and
•Factors that affect the restaurant industry generally, including recalls if products become adulterated or misbranded, liability if our products cause injury, ingredient disclosure and labeling laws and regulations.
ii

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
iii

PROSPECTUS SUMMARY
This summary of the Company highlights certain significant aspects of our business and is a summary of information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you should consider before making your investment decision. You should carefully read this entire prospectus, including the information presented under the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included elsewhere in this prospectus and the information incorporated by reference, before making an investment decision.
About Carrols Restaurant Group, Inc.
Overview
We are one of the largest restaurant companies in the United States and have been operating restaurants for more than 60 years. We are the largest Burger King franchisee in the United States based on number of restaurants and have operated Burger King restaurants since 1976. As of April 2, 2023, we operated, as franchisee, a total of 1,084 restaurants in 23 states under the trade names of Burger King and Popeyes. This included 1,019 Burger King restaurants in 23 Northeastern, Midwestern, Southcentral and Southeastern states and 65 Popeyes restaurants in seven Southeastern states.
Corporate Information
We are a Delaware corporation, incorporated in 1986. We conduct all of our operations through our direct and indirect subsidiaries. We have no assets other than the shares of Carrols Holdco, Inc., a Delaware corporation. Our principal executive offices are located at 968 James Street, Syracuse, New York 13203 and our telephone number at that address is (315) 424-0513. Our corporate website is located at www.carrols.com. Our website address is a textual reference only, meaning that the information contained on our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
Our common stock is listed on The NASDAQ Global Market under the symbol “TAST.”

RISK FACTORS
Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to reviewing the risks and uncertainties discussed under the section titled “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus, you should carefully consider the risks and uncertainties discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K for the fiscal year ended January 1, 2023 and any updates to those risk factors in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto, which are incorporated by reference into this prospectus and any applicable prospectus supplement in their entirety, together with other information in this prospectus and any applicable prospectus supplement, and the documents incorporated by reference herein and therein, before making an investment decision.

USE OF PROCEEDS
All of the shares of common stock offered by the Selling Securityholder pursuant to this prospectus will be sold for its account. We will not receive any of the proceeds from these sales.
The Selling Securityholder will pay any underwriting fees, discounts, selling commissions, stock transfer taxes and certain legal expenses incurred by it in disposing of its shares of common stock, and we will bear all other costs, fees and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ listing fees and fees and expenses of our counsel and our independent registered public accountants. We will pay the reasonable fees and expenses of one counsel for the Selling Securityholder up to $50,000 in the aggregate for any registration under the Registration Rights Agreement, subject to the limitations therein.

DESCRIPTION OF OUR SECURITIES
The following is a description of the material terms of our amended and restated certificate of incorporation, as amended, and our amended and restated bylaws, as amended, and of specific provisions of Delaware law. The following description is intended as a summary only and is qualified in its entirety by reference to our amended and restated certificate of incorporation, as amended, our amended and restated bylaws, as amended, and the Delaware General Corporation Law, or “DGCL.”
Authorized Capitalization
Our authorized capital stock consists of (i) 100,000,000 shares of common stock, par value $0.01 per share, and (ii) 20,000,000 shares of preferred stock, par value $0.01 per share.
Common Stock
Voting Rights. Holders of common stock are entitled to one vote per share on all matters submitted for a vote by the common stockholders, except as otherwise required by law and subject to the rights of any preferred stock we may issue in the future. The holders of common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of more than 50% of the shares of common stock can, if they choose to do so, elect all the directors to be elected by our common stockholders. In such event, the holders of the remaining shares of common stock will not be able to elect any directors.
Dividend Rights. Holders of common stock are entitled to receive dividends ratably if, as and when dividends are declared by our board of directors (the “Board”) out of funds legally available for that purpose, after payment of dividends required to be paid on any outstanding preferred stock ranking prior to the common stock as to the payment of dividends. In addition, we are a holding company and conduct all of our operations through our direct and indirect subsidiaries. As a result, for us to pay dividends, we need to rely on dividends or distributions to us from our direct and indirect subsidiaries. Our senior credit facility and debt instruments that we and our subsidiaries may enter into in the future may limit our ability to pay dividends to our stockholders.
Liquidation Rights. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive on a ratable basis the assets available for the distribution to the common stockholders after payment of, or provision for, all of our liabilities and amounts due in respect of any outstanding preferred stock ranking prior to the common stock with respect to distributions under such circumstances.
Other Matters. Holders of common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and non-assessable.
Preferred Stock
Our amended and restated certificate of incorporation, as amended, authorizes our Board to establish one or more series of preferred stock. Unless required by law or by any stock exchange on which our common stock is listed, the authorized shares of preferred stock will be available for issuance at the discretion of our Board without further action by our stockholders. Our Board will be able to determine, with respect to any series of preferred stock, the terms and rights of that series including:
•the designation of the series;
•the number of shares of the series;
•whether dividends, if any, will be cumulative or non-cumulative and the dividend rate, if any, of the series;
•the dates at which dividends, if any, will be payable;
•the redemption rights and price or prices, if any, for shares of the series;
•the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
•the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;
•whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates and provisions for any adjustments to such prices or rates, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;
•the ranking of such series with respect to dividends and amounts payable on our liquidation, dissolution or winding-up, which may include provisions that such series will rank senior to our common stock with respect to dividends and those distributions;
•restrictions on the issuance of shares of the same series or any other class or series; and

•voting rights, if any, of the holders of the series.

Such rights, privileges, preferences, powers, qualifications, limitations and restrictions will be set forth in a certificate of designations adopted by our Board and filed with the Secretary of State of the State of Delaware, whereupon it will become part of our amended and restated certificate of incorporation, as amended.
To the extent that applicable law or the applicable certificate of designations provides that holders of shares of a series of preferred stock are entitled to voting rights, each holder shall be entitled to vote ratably (relative to each other such holder) on all matters submitted to a vote of such holders. Each holder may exercise such vote either in person or by proxy.
Subject to preferences to which holders of shares of any other series of preferred stock may be entitled and to the extent that the applicable certificate of designations so provides, the holders of shares of a series of preferred stock shall be entitled to receive ratably (relative to each other such holder) such dividends, if any, as may be declared from time to time in respect of shares of such series by our Board out of funds (including cash, securities and other property) legally available therefor. Subject to the prior rights of creditors and to preferences to which holders of shares of any other series of preferred stock may be entitled and to the extent that the applicable certificate of designations so provides, the holders of shares of a series of preferred stock are entitled to receive ratably (relative to each other such holder) our assets (including cash, securities and other property) distributed upon a liquidation, dissolution or winding up.
The issuance of preferred stock could adversely affect, among other things, the voting power of holders of common stock and the likelihood that stockholders will receive dividend payments and payments upon our liquidation, dissolution or winding up. The issuance of preferred stock could also have the effect of delaying, deferring or preventing a change in control. See “- Authorized but Unissued Capital Stock” below.
Series D Convertible Preferred Stock
On May 30, 2012, the Company and Carrols LLC purchased 278 Burger King restaurants. As part of the consideration paid to BKC, the Company issued 100 shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock” and such shares the “Series A Shares”).
On November 30, 2018, the Company entered into a Preferred Stock Exchange Agreement (the “Series A Exchange Agreement”) with BKC. Pursuant to the terms of the Series A Exchange Agreement, BKC exchanged (the “Series A Exchange”) the 100 Series A Shares for 100 shares of Series B Convertible Preferred Stock, par value $0.01 per share, of the Company (the “Series B Preferred Stock” and such shares of Series B Preferred Stock, the “Series B Shares”). The powers, preferences and rights of the Series B Shares were substantially similar to those of the Series A Shares (including, without limitation, that the Series B Shares were convertible into the same number of shares of the Company's common stock on an as-converted basis as the Series A Shares), except that the Series B Shares could be transferred by BKC to certain other entities that are both affiliates of BKC and either RBI or RBI LP, each an indirect parent of BKC (such affiliates of BKC and RBI or RBI LP, the “RBI Investors”) without the termination of the Rights (as defined below) that were previously granted solely to BKC pursuant to the Certificate of Designation of the Series A Preferred Stock.
On November 30, 2018, in connection with the Series A Exchange, the Company (i) upon issuance of 100 shares of Series B Preferred Stock to BKC pursuant to a Certificate of Designation of Series B Preferred Stock, dated as of November 30, 2018 (the “Series B Certificate of Designations”) and (ii) upon receipt of the 100 Series A Shares, which constituted all of the shares of Series A Preferred Stock outstanding, retired the Series A Preferred Stock by filing a Certificate of Retirement of Series A Convertible Preferred Stock of the Company (the “Series A Certificate of Retirement”) with the Secretary of State of Delaware as part of the our amended and restated certificate of incorporation, as amended, in accordance with the DGCL. The Series A Certificate of Retirement permanently retired the Series A Preferred Stock and eliminated all references to the Series A Preferred Stock from our amended and restated certificate of incorporation, as amended.
Each of the Series B Shares was convertible into 94,145.80 shares of the Company's common stock, or an aggregate of 9,414,580 shares of the Company's common stock (the “Series B Conversion Shares”) on an as-converted basis, after giving effect to the conversion of the Series B Preferred Stock (which was the exact same number of shares of the Company's common stock that the Series A Shares were convertible into).
The Series A Exchange Agreement also provided that the BKC Conversion Shares (as defined below) were to be included as “Registrable Securities”, as defined in the BKC Registration Rights Agreement (as defined below), which provides BKC with certain registration rights for the shares of our common stock.
On December 20, 2022, the Company entered into a Preferred Stock Exchange Agreement (the “Series B Exchange Agreement”) with two wholly-owned indirect subsidiaries of RBI and RBI LP (collectively, such subsidiaries are referred to herein as the “Investors”). Pursuant to the terms of the Series B Exchange Agreement, the Investors exchanged (the “Series B Exchange”) 93 shares and 7 shares, respectively, of Series B Shares, for 93 shares and 7 shares (collectively, the “Series D Shares”), respectively, of our newly issued Series D Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”). The powers, preferences and rights of the Series D Shares are substantially similar to those of the Series B Shares (including, without limitation, that the Series D Shares are convertible into the same number of shares of our common stock on an as-converted basis as the Series B Shares), except that the Series D Shares may be transferred by the holders to certain other entities that are both the franchisor of the Burger King brand or an affiliate thereof and a wholly-owned direct or indirect subsidiary of either RBI or RBI LP, each an indirect parent of the Investors, without the termination of the Rights (as defined below) that were previously granted to BKC or an entity that was both an affiliate of BKC and a wholly-owned direct or indirect subsidiary of RBI or RBI LP pursuant to the Certificate of Designation of the Series D Preferred Stock.
Each share of the Series D Preferred Stock is convertible into 94,145.80 shares of our common stock, or an aggregate of 9,414,580 shares of our common stock (the “Series D Conversion Shares”).
On December 20, 2022, in connection with the Series B Exchange, we (i) upon issuance of 100 shares of the Series D Shares to the Investors pursuant to a Certificate of Designation of Series D Preferred Stock and (ii) upon receipt of the 100 Series B Shares, which constituted all of the shares of Series B Preferred Stock outstanding, retired the Series B Preferred Stock by filing a Certificate of Retirement of Series B Convertible Preferred Stock of the Company (the “Series B Certificate of Retirement”) with the Secretary of State of Delaware as part of our amended and restated certificate of incorporation, as amended, in accordance with the DGCL. The Series B Certificate of Retirement permanently retired the Series B Preferred Stock and eliminated all references to the Series B Preferred Stock from our amended and restated certificate of incorporation, as amended.
The Certificate of Designation of Series D Preferred Stock, as amended (the “Series D Certificate of Designation”), provides that the Investors have certain rights (collectively, the “Rights”), including approval rights, so long as they collectively own greater than 10% of the outstanding shares of our common stock (on an as-converted basis) with regards to, among other things: (a) modifying our organizational documents; (b) amending the size of our Board; (c) authorizing or consummating any liquidation event (as defined in the Series D Certificate of Designation); (d) engaging in any business other than the acquisition and operation of Burger King and Popeyes restaurants, except following a bankruptcy filing, reorganization or insolvency proceeding by or against RBI BKC LLC or Popeyes Louisiana Kitchen, Inc., which filing has not been dismissed within 60 days; and (g) issuing, in any single transaction or series of related transactions, shares of our common stock in an amount exceeding 35% of the total number of shares of our common stock outstanding immediately prior to the time of such issuance. The Series D Preferred Stock votes with our common stock on an as-converted basis. The Series D Certificate of Designation provides the Investors with the right to elect two members of our Board as Class D members at each annual meeting of stockholders until the date on which the number of shares of our common stock into which the outstanding shares of Series D Preferred Stock held by the Investors are then convertible constitutes less than 11.5% of the total number of outstanding shares of our common stock (the “BKC Director Step-Down Date”). From the BKC Director Step-Down Date to the date on which the number of shares of our common stock into which the outstanding shares of Series D Preferred Stock held by the Investors are then convertible constitute less than 7.5% of the total number of outstanding shares of our common stock, the Investors have the right to elect one member to our Board as a Class D member at each annual meeting of stockholders. The Series D Preferred Stock ranks senior to our common stock with respect to rights on liquidation, winding-up and dissolution of the Company. The Series D Preferred Stock will receive dividends and amounts upon a liquidation event (as defined in the Series D Certificate of Designation) on an as-converted basis.
Description of BKC Registration Rights Agreement
Upon the closing of the 2012 acquisition, Carrols Restaurant Group and BKC entered into a registration rights agreement (the “BKC Registration Rights Agreement”) pursuant to which we agreed to file one shelf registration statement on Form S-3 covering the resale of at least 30% of the Series D Conversion Shares as promptly as possible upon written request of BKC at any time after the 36-month anniversary of the closing of the 2012 acquisition. The BKC Registration Rights Agreement also provides that BKC may make up to three demands to register for the resale of at least 33.3% of the Series D Conversion Shares held by BKC under the Securities Act on the date of the closing of the 2012 acquisition upon the written request by BKC at any time following the 30-month anniversary of the closing of the 2012 acquisition. The BKC Registration Rights Agreement also provides that whenever we register shares of our common stock under the Securities Act (other than on a Form S-4 or Form S-8), BKC has the right as specified therein to register its Series D Conversion Shares as part of that registration, provided, however, that such registration rights are subject to the rights of the managing underwriters, if any, to reduce or exclude certain Series D Conversion Shares owned by BKC from an underwritten registration (and subject to certain rights of certain persons, including former members of our management that have piggyback registration rights). Except as otherwise provided in the BKC Registration Rights Agreement, the BKC Registration Rights Agreement requires us to pay for all costs and expenses, other than underwriting discounts, commissions and underwriters’ counsel fees, incurred in connection with the registration of our common stock, stock transfer taxes and the expenses of BKC’s legal counsel in connection with the sale of the Series D Conversion Shares, provided that we will pay the reasonable fees and expenses of one counsel for BKC up to $50,000 in the aggregate for any registration thereunder, subject to the limitations set forth therein. We will also agree to indemnify BKC against certain liabilities, including liabilities under the Securities Act. We have also agreed, to the extent a shelf registration is effective, to file up to two prospectus supplements in connection with a block sale or non-marketed underwritten offering by BKC of our common stock held by BKC and pay one half of the accounting and printing fees related thereto to the extent such sale or offering is for a sales price of no less than 90% of the average closing price of our common stock for the five trading days ending immediately prior to such sale or offering and is not less than 300,000 shares of common stock.
The Series B Exchange Agreement also provides that the Series D Conversion Shares are to be included as “Registrable Securities” as defined in the BKC Registration Rights Agreement, which provides for certain registration rights for shares of our common stock.

Description of the Series C Preferred Stock
In connection with the closing of the acquisition (the “Cambridge Acquisition”) of 165 Burger King® restaurants, 55 Popeyes® restaurants, six convenience stores and certain real property from the Selling Securityholder in 2019, on April 30, 2019, the Company issued to the Selling Securityholder, 10,000 shares of Series C Convertible Preferred Stock, par value $.01 per share (the “Series C Preferred Stock”) pursuant to a Certificate of Designations of the Series C Preferred Stock which was filed with the Delaware Secretary of State. The 10,000 shares of Series C Preferred Stock were converted into 7,450,402 shares of the Company’s common stock upon approval of such conversion at the Company's 2019 Annual Meeting of Stockholders on August 29, 2019.
Description of the Registration Rights Agreement
Simultaneously with the closing of the Cambridge Acquisition, the Company and the Selling Securityholder entered into the Registration Rights Agreement pursuant to which the Company agreed to file one shelf registration statement on Form S-3 covering the resale of at least 30% of the shares of our common stock held by the Selling Securityholder by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger consolidation or other reorganization (collectively, the “Cambridge Registrable Shares”) upon written request of the Selling Securityholder at any time after the 24-month anniversary of the closing of the Cambridge Acquisition. The Registration Rights Agreement also provides that the Selling Securityholder may make up to three demands to register, in connection with an underwritten public offering of the Cambridge Registrable Shares, for the resale of at least 33.3% of the Cambridge Registrable Shares held by the Selling Securityholder at the time of such demand upon the written request by the Selling Securityholder at any time following the 24-month anniversary of the closing of the Cambridge Acquisition. The Registration Rights Agreement also provides that whenever we register shares of our common stock under the Securities Act (other than on a Form S-4 or Form S-8), then the Selling Securityholder will have the right as specified therein to register its shares of our common stock as part of that registration. The registration rights under the Registration Rights Agreement are subject to the rights of the managing underwriters, if any, to reduce or exclude certain shares owned by the Selling Securityholder from an underwritten registration and the rights of RBI Investors pursuant to the BKC Registration Rights Agreement (subject to certain rights of certain persons, including members of current and former management of the Company that have piggyback registration rights). Except as otherwise provided, the Registration Rights Agreement requires the Company to pay for all costs and expenses, other than underwriting discounts, commissions and underwriters’ counsel fees, incurred in connection with the registration of our common stock, stock transfer taxes and the expenses of the Selling Securityholder’s legal counsel in connection with the sale of the Cambridge Registrable Shares, provided that the Company will pay the reasonable fees and expenses of one counsel for the Selling Securityholder up to $50,000 in the aggregate for any registration thereunder, subject to the limitations set forth therein. The Company will also agree to indemnify the Selling Securityholder against certain liabilities, including liabilities under the Securities Act.
Until the date that the Selling Securityholder and the Permitted Affiliates (as defined in the Registration Rights Agreement) hold shares of our common stock and together with shares of our common stock issuable upon the conversion of the Series C Preferred Stock, which were issued on August 29, 2019 (the “Conversion Common Stock”) constituting less than 14.5% of the total number of outstanding shares of our common stock (the “Cambridge Director Step-Down Date”), the Selling Securityholder has the right to nominate two individuals as director nominees of our Board (each a “Cambridge Investor Director”) and the Board will take all necessary action to support the election and appointment of such director nominees as directors of the Board. From the Cambridge Director Step-Down Date to the date that the Selling Securityholder and the Permitted Affiliates hold shares of our common stock and Conversion Common Stock constituting less than 10% of the total number of outstanding shares of our common stock (the “Cambridge Director Cessation Date”), the Selling Securityholder has the right to nominate one individual as a director nominee of our Board and the Company and our Board will take all necessary action to support the election and appointment of such director nominee as a director of the Board. Until the Cambridge Director Cessation Date, the Company and the Board will act to ensure that the number of Cambridge Investor Directors serving on each committee of the Board is, to the extent possible proportional to the number of Cambridge Investor Directors serving on the Board and that at least one Cambridge Investor Director serves on each of the Compensation Committee, the Finance Committee and the Nominating and Corporate Governance Committee of the Board at all times, provided that such Cambridge Investor Directors meet the requirements to serve on such committee under the rules and regulations of NASDAQ, the Securities Act and the Exchange Act.
Until the Cambridge Director Cessation Date, at each annual or special meeting of our stockholders at which any person is subject to election or re-election as a member of the Board, the Selling Securityholder has agreed to cause to be present for quorum purposes all shares of our common stock held by the Selling Securityholder and its Permitted Affiliates have the right to vote as of the record date for such meeting of our stockholders, and vote or cause to be voted all such shares of our common stock held by tings in favor of the election of all of the director nominees recommended for election by the Board, and against the removal of any such director (unless proposed by the Company).
On April 1, 2021, the Company and the Selling Securityholder entered into Amendment No. 1 to the Registration Rights and Stockholders’ Agreement, which provides that the Cambridge Investor Directors have the right to receive equity grants and other grants made by the Company to non-employee directors from time to time pursuant to the Company’s 2016 Stock Incentive Plan, as amended, or any other equity incentive plan then in effect.

Authorized but Unissued Capital Stock
The DGCL does not require stockholder approval for any issuance of authorized shares. Additional shares of our common stock or preferred stock may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Anti-Takeover Effects of Provisions of our Amended and Restated Certificate of Incorporation, As Amended and our Amended and Restated Bylaws, As Amended
Section 203 of the General Corporation Law of the State of Delaware. We are a Delaware corporation subject to Section 203 of the DGCL. In general, Section 203 provides that, subject to certain exceptions, we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:

•prior to such time, our Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine whether shares held under the plan will be tendered in a tender or exchange offer; or

•at or subsequent to that time, the business combination is approved by our Board at an annual or special meeting of stockholders and not by written consent, and by the affirmative vote of holders of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.
Generally, a “business combination” includes, among other things, a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or is an affiliate or associate of us and within the previous three years did own, 15% or more of our outstanding voting stock.
Section 203 generally makes it more difficult for a person who is or would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring our company to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that our stockholders may otherwise deem to be in our and their best interests.
Classified Board of Directors. Our amended and restated certificate of incorporation, as amended, provides that our Board be divided into three classes of directors, as nearly equal in size as is practicable, serving staggered three-year terms.
Calling of Special Meeting of Stockholders. Our amended and restated certificate of incorporation, as amended, and amended and restated bylaws, as amended, provide that special meetings of our stockholders may be called only by (1) our Board or chief executive officer for any purpose or (2) by the secretary if directed by the Board. Our amended and restated certificate of incorporation, as amended, and amended and restated bylaws provide that business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of such special meeting. Accordingly, our stockholders will not be entitled to take action by calling special meetings.
Adjournment of Stockholder Meetings. Our amended and restated bylaws, as amended, provide that only the Chairman of the Board or other person presiding over any stockholder meeting may adjourn the meeting whether or not a quorum is present at the meeting.
Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws, as amended, provide that stockholders seeking to bring business before or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. To be timely, a stockholder’s notice must be delivered or mailed and received at our principal executive offices not less than 90 nor more than 120 days in advance of the anniversary date of the immediately preceding annual meeting of stockholders provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered (a) not more than the one hundred twentieth day prior to such annual meeting and (b) not less than (i) the close of business on the later of the ninetieth day prior to such annual meeting or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made by us. Our amended and restated bylaws will also specify requirements as to the form and content of a stockholder’s notice. Stockholder nominations for the election of directors at a special meeting must be received by our corporate secretary by the later of ten days following the day on which public announcement is first made of the date of the special meeting or 90 days prior to the date that meeting is proposed to be held. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual or special meeting of stockholders.
Amendment or Alteration of Bylaws. Stockholders may amend, alter, change or repeal provisions of our amended and restated bylaws, as amended, only by the affirmative vote of the holders of at least 66 2/3% of the shares entitled to vote at an election of directors. This may make it more difficult for stockholders to alter our amended and restated bylaws.
No Cumulative Voting. Holders of our common stock do not have cumulative voting rights in the election of directors. Accordingly, holders of more than 50% of the shares of our common stock can, if they choose to do so, elect all of our directors to be elected by our common stockholders. In such event, holders of the remaining shares of our common stock will not be able to elect any directors.
Removal of Directors. Stockholders may only remove a director from our Board for cause, and then only by the affirmative vote of the holders of at least 66 2/3% of the shares entitled to vote at an election of directors.
Amendment or Alteration of Amended and Restated Certificate of Incorporation. Stockholders may amend, alter, change or repeal certain provisions of our amended and restated certificate of incorporation, as amended by the affirmative vote of the holders of at least 66 2/3% of the shares entitled to vote at an election of directors. This may make it more difficult for stockholders to alter those provisions of our amended and restated certificate of incorporation, as amended.
No Stockholder Action by Written Consent. Our amended and restated certificate of incorporation, as amended, requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our amended and restated certificate of incorporation, as amended, includes a provision that eliminates the personal liability of directors for monetary damages for breach of fiduciary duty as a director, except for liability:
•for breach of duty of loyalty;
•for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;

•under Section 174 of the DGCL (relating to unlawful dividends or stock repurchases or redemption); or

•for transactions from which the director derived improper personal benefit.

Our amended and restated certificate of incorporation, as amended, and amended and restated bylaws, as amended, provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We will also be expressly authorized to, and do, carry directors’ and officers’ insurance for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Our Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, Inc.
Listing
Our common stock is listed on the NASDAQ Global Market under the symbol “TAST.”

SELLING SECURITYHOLDER
This prospectus relates to the resale by the Selling Securityholder from time to time of up to 14,814,815 shares of our common stock. The Selling Securityholder may from time to time offer and sell any or all of the common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement.
We are registering the offer and sale of the securities described below to satisfy certain registration rights we have granted to the Selling Securityholder as required by the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we have agreed to keep the registration statement of which this prospectus forms a part effective until the earliest to occur of (i) the date on which the Cambridge Registrable Shares are disposed of pursuant to an effective registration statement under the Securities Act; (ii) the date on which the Cambridge Registrable Shares may be disposed of pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act (or any successor provision) without limitation thereunder on volume or other restrictions on the transfer thereunder; (iii) the date on which the Cambridge Registrable Shares cease to be outstanding; and (iv) the Cambridge Registrable Shares are no longer owned by, or issuable upon conversion to, the Selling Securityholder or any of its Permitted Affiliates (as defined in the Registration Rights Agreement).
The information set forth in the table below is based upon written representations from the Selling Securityholder. Beneficial ownership of the Selling Securityholder is determined in accordance with Rule 13d-3(d) under the Exchange Act. The following table sets forth (i) the name of the Selling Securityholder, (ii) the number of shares of our common stock beneficially owned by the Selling Securityholder before the offering, (iii) the number of shares that may be offered under this prospectus, (iv) the number of shares of our common stock beneficially owned by the Selling Securityholder assuming all of the shares covered hereby are sold and (v) the percentage of shares beneficially owned before and after the offering, which is based on approximately 54,488,471 shares of our common stock outstanding as of June 20, 2023 (without giving effect to the conversion of the Series D Preferred Stock). Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholder has sole voting and investment power with respect to all shares of common stock that it beneficially owns. Except as otherwise described below, based on the information provided to us by the Selling Securityholder, the Selling Securityholder is not a broker-dealer or an affiliate of a broker-dealer.
We do not know how long the Selling Securityholder will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with the Selling Securityholder regarding the sale or other disposition of any shares. Because the Selling Securityholder may sell all, some or none of the shares of common stock that it holds that are covered by this prospectus, and because the offering contemplated by this prospectus is not underwritten, no estimate can be given as to the number of shares of our common stock that will be held by the Selling Securityholder upon the termination of the offering. The information set forth in the following table regarding the beneficial ownership after the resale of shares is based upon the assumption that the Selling Securityholder will sell all of the shares of common stock covered by this prospectus.
Two members of our Board, Matthew Perelman and Alexander Sloane, are affiliated with the Selling Securityholder. Mr. Perelman and Mr. Sloane are each a Co-Founder and Managing Partner of Garnett Station Partners, an investment firm focused on retail and consumer companies, and a Co-President of the Selling Securityholder. Mr. Perelman was appointed by our Board as a Class I Director and Mr. Sloane was appointed by our Board as a Class II Director effective April 30, 2019 pursuant to the Registration Rights Agreement. Each Cambridge Investor Director, in his capacity as a member of our Board, is afforded the same rights and privileges as the other members of our Board, including, without limitation, rights to indemnification, insurance, notice, information and the reimbursement of expenses. Pursuant to the Registration Rights Agreement, until the date that Selling Securityholder and its Permitted Affiliates hold shares of our common stock that, together with shares of Conversion Common Stock, constitute less than 14.5% of the total number of outstanding shares of our common stock or the Cambridge Director Step-Down Date, the Selling Securityholder has the right to nominate two individuals as director nominees of our Board and the Company and our Board will take all necessary action to support the election and appointment of such director nominees as directors of the Board. From the Cambridge Director Step-Down Date to the date that the Selling Securityholder and its Permitted Affiliates hold shares of our common stock and Conversion Common Stock that constitute less than 10% of the total number of outstanding shares of our common stock or the Cambridge Director Cessation Date, the Selling Securityholder has the right to nominate one individual as a director nominee of our Board and the Company and our Board will take all necessary action to support the election and appointment of such director nominee as a director of the Board. For a further description of the Registration Rights Agreement, see the section titled “Description of Capital Stock - Description of the Registration Rights Agreement” in this prospectus.
Except as set forth above and in the footnotes below, to our knowledge, the Selling Securityholder listed in the table below does not have, and during the three years prior to the date of this prospectus has not had, any position, office, or other material relationships with us or any of our affiliates other than as a stockholder.
Please see the section titled “Plan of Distribution” in this prospectus for further information regarding the Selling Securityholder’s method of distributing these shares.

	Carrols Restaurant Group Common Stock Beneficially Owned Prior to the Offering		Number of Shares Held for Sale Hereby	Carrols Restaurant Group Common Stock Beneficially Owned After the Offering
Name	Number	Percentage		Number	Percentage
Cambridge Franchise Holdings, LLC (1)	14,814,815	27.2%	14,814,815	—	—

(1)    Cambridge Franchise Partners, LLC (“Cambridge Partners”) is the sole member and manager of the Selling Securityholder. The Selling Securityholder and Cambridge Partners each have sole voting power and sole dispositive power over 0 shares of our common stock and shared voting power and shared dispositive power over 14,814,815 shares of our common stock. Matthew Perelman and Alexander Sloane are the managing principals of Cambridge Partners. Accordingly, each of Mr. Perelman, Mr. Sloane and Cambridge Partners may be deemed to be the beneficial owner of the shares of common stock held directly by the Selling Securityholder. Additionally, pursuant to the Registration Rights Agreement, both Mr. Perelman and Mr. Sloane are members of the Company’s Board. The address for the Selling Securityholder is 853 Broadway, Suite 1605, New York, New York 10003.

PLAN OF DISTRIBUTION
The Selling Securityholder may, from time to time, sell, transfer, distribute or otherwise dispose of certain of its shares of common stock on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Securityholder may use any one or more of the following methods when disposing of its shares of common stock:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•one or more underwritten offerings;
•block trades in which the broker-dealer will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•distributions or transfers to its members, partners or shareholders, including in-kind distributions;
•short sales effected after the date of the registration statement of which this prospectus is a part is declared effective by the SEC;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;
•through a trading plan entered into by the Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that is in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provides for its periodic sales of its securities on the basis of parameters described in such trading plan;
•directly to one or more purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•through agents;
•through broker-dealers who may agree with the Selling Securityholder to sell a specified number of such shares of common stock at a stipulated price per share;
•by entering into transactions with third parties who may (or may cause others to) issue securities convertible or exchangeable into, or the return of which is derived in whole or in part from the value of, our shares of common stock; and
•a combination of any such methods of sale or any other method permitted pursuant to applicable law.
Subject to the Company’s insider trading policies, the Selling Securityholder may, from time to time, pledge or grant a security interest in some shares of our common stock owned by it and, if the Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of common stock, as applicable, from time to time, under an amendment or supplement to this prospectus amending the list of the selling securityholders to include the pledgees, transferees or other successors in interest as a selling securityholder under this prospectus.

In connection with the sale of shares of our common stock or interests therein, the Selling Securityholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The Selling Securityholder may also sell shares of our common stock short and deliver these securities to close out any short positions, or loan or pledge shares of our common stock to broker-dealers that in turn may sell these securities. The Selling Securityholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Securityholder from the sale of shares of our common stock offered by it will be the purchase price of such shares of our common stock less discounts or commissions, if any. The Selling Securityholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our common stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the Selling Securityholder.
There can be no assurance that the Selling Securityholder will sell all or any of the shares of our common stock offered by this prospectus. The Selling Securityholder also may in the future resell a portion of our common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule, or pursuant to other available exemptions from the registration requirements of the Securities Act.
The Selling Securityholder and any underwriters, broker-dealers or agents that participate in the sale of shares of our common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our common stock may be underwriting discounts and commissions under the Securities Act. If the Selling Securityholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then the Selling Securityholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us and the Selling Securityholder, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.
To the extent required, our common stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable discounts, commissions, concessions or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
To facilitate the offering of shares of our common stock offered by the Selling Securityholder, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of common stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock by bidding for or purchasing shares of common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of common stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
The Selling Securityholder may solicit offers to purchase shares of our common stock directly from, and it may sell such shares of our common stock directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement to the extent required.
It is possible that one or more underwriters may make a market in our shares of our common stock, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our shares of our common stock. Our common stock is listed on NASDAQ under the symbol “TAST.”
The Selling Securityholder may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase shares of our common stock at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholder pay for solicitation of these contracts. The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholder, or perform services for us or the Selling Securityholder, in the ordinary course of business.
Under the Registration Rights Agreement, we have agreed to indemnify the Selling Securityholder against certain liabilities that it may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act. In addition, the Selling Securityholder has agreed to indemnify us against certain liabilities that we may incur in connection with the sale of the securities registered hereunder to the extent such liability arises from any information furnished in writing by the Selling Securityholder for use herein.
Under the Registration Rights Agreement, we have agreed to keep the registration statement of which this prospectus forms a part effective until the earliest to occur of (i) the date on which the Cambridge Registrable Shares are disposed of pursuant to an effective registration statement under the Securities Act; (ii) the date on which the Cambridge Registrable Shares may be disposed of pursuant to Rule 144 promulgated by the SEC pursuant to the Securities Act (or any successor provision) without limitation thereunder on volume or other restrictions on transfer; (iii) the date on which the Cambridge Registrable Shares cease to be outstanding; and (iv) the date on which the Cambridge Registrable Shares are no longer owned by, or issuable upon conversion to, the Selling Securityholder or any of its Permitted Affiliates (as defined in the Registration Rights Agreement). We have agreed to pay all expenses in connection with this offering, other than underwriting commissions and discounts, brokerage fees, underwriter marketing costs and certain legal expenses. The Selling Securityholder will pay any underwriting commissions and discounts, brokerage fees, underwriter marketing costs, and certain legal expenses relating to the offering.
The Selling Securityholder may use this prospectus in connection with resales of shares of our common stock. This prospectus and any accompanying prospectus supplement will identify the Selling Securityholder, the terms of our common stock and any material relationships between us and the Selling Securityholder. The Selling Securityholder may be deemed to be an underwriter under the Securities Act in connection with shares of our common stock it resells and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the Selling Securityholder will receive all the net proceeds from the resale of shares of our common stock.
As an entity, the Selling Securityholder may elect to make an in-kind distribution of common stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of common stock pursuant to the distribution through a registration statement.
We are required to pay all fees and expenses incident to the registration of shares of our common stock to be offered and sold pursuant to this prospectus.

LEGAL MATTERS
Akerman LLP, New York, New York has passed upon the validity of the common stock of Carrols Restaurant Group, Inc. to be offered by this prospectus and certain other legal matters related to this prospectus.
EXPERTS
The consolidated financial statements, and the related consolidated financial statement schedule, of Carrols Restaurant Group, Inc. and subsidiaries (the “Company”) as of January 1, 2023 and January 2, 2022, and for each of the three years in the period ended January 1, 2023, incorporated by reference in this Prospectus by reference to the Company’s annual report on Form 10-K for the year ended January 1, 2023, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements and consolidated financial statement schedule are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investors” at www.carrols.com. The information on our web-site, however, is not, and should not be deemed to be, a part of this prospectus.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information from other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):
•Our Annual Report on Form 10-K for the year ended January 1, 2023, filed with the SEC on March 9, 2023 (our “Annual Report”);
•Our Quarterly Report on Form 10-Q for the quarterly period ended April 2, 2023, filed with the SEC on May 11, 2023;
•The information specifically incorporated by reference into our Annual Report from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 27, 2023;
•Our Current Reports on Form 8-K, filed with the SEC on January 3, 2023, January 9, 2023, February 28, 2023, April 13, 2023, April 28, 2023, May 11, 2023 and June 22, 2023;
•The description of the capital stock of the Company contained in Exhibit 4.5 of our Annual Report; and
•All documents filed by Carrols Restaurant Group under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, that are filed (excluding, however, information we furnish to the SEC) (i) by us after the date of this prospectus and prior to its effectiveness and (ii) by us after the date of this prospectus and prior to the termination of any offering under this registration statement.
Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any applicable prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following:

Carrols Restaurant Group, Inc.
968 James Street
Syracuse, NY 13203
Attention: Investor Relations
Telephone: (315) 424-0513
You may also access these documents, free of charge on the SEC's website at www.sec.gov or on the “Investors” page of our website at www.carrols.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
We have not authorized anyone to provide you with information other than what is incorporated by reference or provided in this prospectus or any prospectus supplement. We are not making an offer of these securities in any state where such offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.